UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF NEW YORK
                         -----------------------------

                        ELLIS HOME CARE SERVICES, INC.

                                  Plaintiff,
               97  Civ,  2746  (HB)
                                             STIPULATION  OF
-against-                                                           SETTLEMENT
                                                                    ----------


INTERNATIONAL  NURSING  SERVICES,  INC.

                                  Defendant.

It is hereby stipulated and agreed by and between Ellis Home Care Services, Inc, ("Ellis") and International Nursing Services, Inc. ("INS"), and their respective counsel as follows:

WHEREAS Ellis has asserted certain claims against INS in an action titled Care
                                                                          ----
Services, Inc, v. International Nursing Services, Inc., 97 Civ. 2746 (HB) (the
-------------     ------------------------------------
"Action"), which is pending in this Court before the Hon, Harold Baer, United States District Judge and INS has answered the complaint by denying the allegations in the Action; and

WHEREAS Ellis has alleged claims against INS in the Action arising out of nonpayment of certain sums due Ellis pursuant to the terms and conditions of a registration rights and price support agreement dated as of April 17, 1996 (the "Registration Rights Agreement") between Ellis and INS; and

WHEREAS INS and Ellis desire to avoid the expense of further litigation and to resolve fully and forever all claims and disputes between them, including without limitation, all of the claims in the Action and under the Registration Rights Agreement;

IT  HEREBY  IS  STIPULATED  AND  AGREED  THAT:

INS shall pay to Ellis, pursuant to the schedule contained in Paragraph 2 of this Stipulation (the "Payment Schedule"), the total sum of Four Hundred Thirty One Thousand Seven Hundred Five Dollars ($431,705) with interest at the rate of nine (9%) percent per annum from April 7, 1997 until the entire sum is paid in full (the "Payment") and the additional sum of $3,692.30 without interest at the time the first Payment is made. The Payment also includes the remaining $10,000 of the legal fees and expenses of Ellis' counsel referred to in paragraph 9 below.

2. Each of the Payments made shall be paid by check to the order of "Ellis Home Care Services, Inc. and received by Ellis c/o AIMS Travel Services, Inc., 170 Great Neck Road, Suite 130, Great Neck, New York 11021 by Federal Express using Ellis's account number (1824148-32) so that Ellis receives each Payment in the amount and by the date set forth in the following schedule:

$19,722             August  1,  1997
$60,000.00          August  21,  1997
$19,722.00          The  first  day  of  each calendar month for nineteen (19)
                    consecutive months beginning September 1, 1997 with the last payment due on March 1, 1999.

3. (a) Simultaneously with the execution of this Stipulation, INS shall execute an affidavit of confession of judgment (the "Judgment Affidavit") in the form attached hereto as Exhibit A, and deliver the Judgment Affidavit to Sol V. Slotnik, P.C. who will hold the Judgment Affidavit in escrow and release it as follows:

     (1) to Ellis if INS defaults in the Payment Schedule and the default is not cured as provided in this paragraph 3;

     (2) to Ellis if INS defaults in the obligation described in paragraph 5 of this Stipulation;

     (3)          to  INS  upon  completion  of  the  Payment.
          (b) Ellis shall be entitled to enter a judgment against INS and have execution therefor (the "Judgment") pursuant to the terms of this paragraph or paragraph 5, as the case may be, and as provided in the Judgment Affidavit in the event that INS fails to make the Payment, or any part thereof, to Ellis in accordance with the Payment Schedule. Ellis agrees that as a condition precedent to entering a judgment:

          (1) INS shall have seven (7) calendar days within which to cure the failure to make the Payment in accordance with the Payment Schedule; and

          (2) in the event Ellis does not receive the Payment by the eighth day of each calendar month set forth in the Payment Schedule (the "INS Default"), Ellis shall notify Health Partners, L.P. of the INS Default in writing by telefax (202-
          Attn: Ed Nordberg, Esq. with a copy to INS by telefax (303) 393-1579
Attn: John P. Yeros. If Ellis does not receive the Payment from Health Partners or INS on or before the fifteenth day of each calendar month as set forth in the Payment Schedule, then Ellis shall have the right without further notice to INS to docket the Judgment Affidavit with the Clerk of the United States District Court for the Southern District of New York or with the Clerk of the Court in New York Supreme Court, New York County and have execution therefor. The Clerk of this Court is directed to enter judgment in favor of Ellis against INS upon presentation to the Clerk of the Judgment Affidavit and an affidavit from an officer of Ellis or its counsel describing the default by INS hereunder.

4. Simultaneously with the execution of this Stipulation and upon its being signed by the Court:
     (a) INS and Ellis shall exchange general releases in the forms annexed hereto as Exhibit B-1 and B-2 provided, however, that there is specifically excluded therefrom the obligations of the parties under this Stipulation of Settlement and, in the case of Ellis, its rights and the obligations of INS and its affiliates under a Security Agreement dated as of April 17, 1996 by and among INS, Ellis and JJ Care Resources, Inc. and the Form UCC-1 Financing Statements filed in connection therewith;
     (b) counsel for INS and Ellis shall execute a stipulation of dismissal with prejudice of the Action without costs and attorneys' fees (except as herein provided) in the form annexed hereto as Exhibit C,

5. INS has announced its intention to sell certain parts of its New York business operations to New York Healthcare, Inc. ("NYH") for a purchase price of approximately $3,000,000 (the "NYE Transaction"). INS agrees that in the event the NYH Transaction closes while a portion of the Payment remains outstanding, INS shall pay the balance of the Payment to Ellis from the proceeds of the NYH Transaction at the time of the closing, If INS does not make such payment within seven (7) days after the closing of the NYH Transaction, then Ellis shall have the right without further notice to INS to docket the Judgment Affidavit in the manner described in paragraph 3(b) of this Stipulation. INS shall give NYH prior written notice of its obligations to pay Ellis at the closing of the NYH Transaction at the time the contract of sale is signed, and INS shall give Ellis three (3) business days prior written notice of the closing of the NYH Transaction.

6. The parties agree that nothing contained in this Stipulation or any of the exhibits hereto is or shall be deemed an admission of liability by any party or an admission of any facts upon which liability could be based.

7. This Agreement may not be clarified, modified, changed or amended except in a writing signed by each of the parties hereto,

8. INS shall also be responsible for reasonable fees and costs and expenses of Ellis' counsel which is an amount equal to $13,692,30. INS has reviewed the statements submitted by Ellis' counsel and has agreed that they are reasonable in amount and has stipulated that the sum of $10,000 shall be included in the Payment as described in paragraph 1 here the balance of $3,692.30 shall be paid as part of the first Payment on August 1, 1997.

9.          (a)         Ellis represents that it knows and understands and has
discussed all aspects of this Stipulation with its attorneys(s), that it has carefully read and fully understands all of the provisions of this Stipulation, and that it is voluntarily entering into this Stipulation. Ellis agrees that this Stipulation shall be construed as if the parties jointly prepared this Stipulation.

     (b) INS represents that it has discussed all aspects of this Stipulation with its attorneys, that it has carefully read and fully understands all of the provisions of this Stipulation, and that it is voluntarily entering into this Stipulation. INS agrees that this Stipulation shall be construed as if the parties jointly prepared this Stipulation.

10. The parties represent and warrant that, as of the date of the execution of this Stipulation, each has the sole right and authority to execute this Stipulation on its behalf, and that each has not sold, assigned, transferred, conveyed, or otherwise disposed of any claim or demand relating to any rights surrendered by virtue of this Stipulation.

11. The provisions of this Stipulation are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Stipulation shall survive the termination of any arrangements contained herein.

12. This Stipulation sets forth the entire Stipulation between Ellis and INS and fully supersedes any and all prior stipulations, promises, representations or inducements, no matter its or their form, concerning its subject matter, No promises or stipulations made subsequent to the execution of this Stipulation by these parties shall be binding unless reduced to writing and signed by authorized representatives of these parties.

13. All questions with respect to the construction and performance of this Stipulation and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of New York without reference to principles of conflict of laws thereunder. The parties hereto submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County in respect of any matter or things arising out of relating to or in connection with this Stipulation or the collection of the Payment. Each party hereto knowingly waives any right to assert objections based upon lack of personal jurisdiction, forum non conveniens or improper venue.

14. INS and Ellis hereby intentionally waive trial by jury in any court with respect to or in connection with any claim arising out of this Stipulation, the validity or enforcement thereof, or the collection of the Payment. INS agrees that if Ellis commences any legal proceeding or action to enforce its right under this Stipulation, then Ellis shall be entitled to receive its reasonable attorneys fees and costs and disbursements of any such proceeding or action as part of any judgment or settlement made in its favor. INS consents to service of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of a copy of such process, certified mail, return receipt requested, to INS at 360 S. Garfield Street, Denver, Colorado 80202.

IN WITNESS WHEREOF, each of the parties hereto has knowingly and voluntarily executed this Stipulation or has caused its duly authorized officer to execute this Stipulation.

Dated:          August  _,  1997
New  York,  New  York

          International  Nursing  Services,  Inc.


          By:
             John  P.  Yeros,  President
             Ellis  Home  Care  Services,  Inc.

          By:
             Jerald  Posman,  President
             Sol  V,  Slotnik,  P.C.
             Counsel  for  Plaintiff

          By:
             Sol  V.  Slotnik  (0909)

             LeBoeuf  Lamb  Greene  &  Macrae,  LLP
             Counsel  for  Defendants
             By:

     SO  ORDERED:





     U.S.  D.  J.

                                GENERAL RELEASE
                                ---------------


International Nursing Services, Inc., its affiliates, subsidiaries and predece or and successors in interest including JJ Care Resources, Inc. and National Nursing Care-New York, Inc. (together the "Releasors"), in consideration of the covenants and agreements contained in the Stipulation of Settlement dated as of August 1, 1997 between International Nursing Services, Inc. and Ellis Home Care Services, Inc. and the receipt of Ten Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, hereby releases and discharges Ellis Home Care Services, Inc., its affiliates and their respective present and former shareholders, directors, affiliates, agents, employees, officers, consultants, successors, heirs, administrators, executors and assigns (collectively, the "Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law, admiralty or equity, which the Releasors now have, ever had or hereafter can, shall or may have against the Releasees for, upon or by reason of any matter, cause or thing from the beginning of the world to the date of this Release, except that it is expressly understood that the Releasors do not release the Releasees with respect to the Releasees' obligations under the Stipulation of Settlement dated as of August 1, 1997.
IN  WITNESS  WHEREOF, Releasors have caused this Release to be executed by its
duly  authorized  officer  this          day  of  July  1997,


     INTERNATIONAL  NURSING  SERVICES,  INC.

     By:
     John  P.  Yeros,  President


     JJ  CARE  RESOURCES,  INC.
     By:
     John  P.  Yeros,  President

     National  Nursing  Care-New  York,  Inc.
     By:
     John  P.  Yeros,  President

STATE  OF  COLORADO
     ss:
COUNTY  OF  ________

On July _, 1997 before me personally came John P, Yeros to me known, who, by me duly sworn did depose and say that deponent is the President of each of INTERNATIONAL NURSING SERVICES, INC., JJ CARE REsoURCES, INC. and NATIONAL CARE RF,SOURCES-NEW YORK, INC. the corporations described in, and which executed the foregoing Release; and that deponent is duly authorized to execute the foregoing Release on behalf of and for each of the aforesaid corporations.


                         Notary  Public

                                GENERAL RELEASE
                                ---------------

Ellis Home Care Services, Inc., its affiliates and subsidiaries, and its shareholders, directors, officers, agents, consultants and employees (together the "Releasors"), in consideration of the covenants and agreements contained in the Stipulation of Settlement dated as of August 1, 1997 between International Nursing Services, Inc. ("INS") and Ellis Home Care Services, Inc. and the exhibits thereto (together the "Stipulation") and other good and valuable consideration, receipt of which is hereby acknowledged, hereby releases and discharges each of INS, its affiliates, subsidiaries and predecessors and successors in interest and their respective shareholders, directors, officers, agents, consultants and employees (collectively, the "Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law, admiralty or equity, which the Releasors now have, ever had or hereafter can, shall or may have against the Releasees for, upon or by reason of any matter, cause or thing from the beginning of the world to the date of this Release, except (i) that it is expressly understood that the Releasors do not release the Releasees with respect to the Releasees' obligations under (i) the Stipulation of Settlement dated as of August 1, 1997 or (ii) the Collateral Security Agreement dated as of April 17, 1997 by and among INS, Ellis and JJ Care Resources, Inc., the security interests granted in favor Ellis hereunder and the Form UCC-1 Financing Statements filed in connection therewith.

IN  WITNESS  WHEREOF, Releasors have caused this Release to be executed by its duly  authorized  officer  this  day  of  July  1997.

     ELLIS  HOME  CARE  SERVICES,  INC.


     By:
     Jerald  Posman,  President

STATE  OF  NEW  YORK  )
     Ss:
COUNTY  OF  NEW  YORK  )

On July _, 1997 before me personally came Jerald Posman to me known, who, by me duly sworn did depose and say that deponent is the President of Ellis Home Care Services, Inc., the corporation described in, and which executed the foregoing Release; and that deponent is duly authorized to execute the foregoing Release on behalf of and for the corporation.

                         Notary  Public

                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF NEW YORK
                         -----------------------------

                        ELLIS HOME CARE SERVICES, INC.

     Plaintiff,

-against-

INTERNATIONAL  NURSING  SERVICES,  INC.                           AFFIDAVIT OF
          CONFESSION  OF  JUDGMENT
Defendant.


STATE  OF  COLORADO
     Ss:
COUNTY  OF  DENVER

John  P.  Yeros,  being  duly  sworn,  deposes  and  says:

1. I am the President of International Nursing Services, Inc. ("INS"), a Colorado corporation, and the defendant in the above entitled action. I am authorized to sign this affidavit of confession of judgment on behalf of INS. INS does not maintain a place of business in New York State and authorizes the entry of judgment in the County of New York, State of New York,

2. INS hereby confesses judgment herein and authorizes entry of judgment against INS in the County of New York in the State of New York for the sum and upon the terms and conditions set forth in paragraph 3 immediately below.

3. Upon submission to this Court of an affidavit by Mr. Jerald Posman, President of Ellis Home Care Services, Inc. ("Ellis") or its counsel, Sol V. Slotnik, P,C, as to the amount outstanding and the existence of a default under the stipulation of settlement agreement described below, INS hereby confesses judgment in this Court in favor of Ellis for the sum of Four Hundred Thirty One Thousand Seven Hundred Five Dollars ($431,705), together with interest thereon on the unpaid balance at the rate of nine (9%) percent per annum from April 7, 1997, less the amount (as sworn to by the person whose affidavit is submitted) of the payments, if any, that have been paid by INS to Ellis under the terms of a certain stipulation of settlement agreement dated as of August 1, 1997 between INS and Ellis (a true and correct copy of which is attached hereto as Exhibit A) and hereby authorizes Ellis or its successors, administrators or assignees to enter judgment in the United States District Court for the Southern District of New York or in Supreme Court of the State of New York in New York County, New York for that sum against INS together with the reasonable attorneys fees, costs and disbursements of Ellis in entering this confession of judgment.

4. INS states that this confession of judgment is for a debt justly due to Ellis arising out of a registration rights and price support agreement dated as of April 17, 1997 between INS and Ellis,

5. This confession of judgment is not for the purpose of securing Ellis against a contingent liability.

     International  Nursing  Services,  Inc.

     By:
     John  P.  Yeros,  President


STATE  OF  COLORADO
     Ss:
COUNTY  OF

On July _, 1997 before me personally came John P. Yeros to me known, who, by me duly sworn did depose and say that deponent is the President Of INTERNATIONAL NURSING SERVICFS, INC., the corporation described in, and which executed the foregoing Confession of Judgment; and that deponent is duly authorized to execute the foregoing Confession of Judgment on behalf of and for the corporation.

                              Notary  Public